SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a) of
                           the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                       ROFIN-SINAR TECHNOLOGIES INC.
         --------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transactions applies:

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      2)  Aggregate number of securities to which transaction applies:

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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by the registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:
                                   ------------------------------------------
       2)   Form Schedule or Registration Statement No.:
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       3)   Filing Party:
                         ----------------------------------------------------
       4)   Date Filed:
                       ------------------------------------------------------

Peter Wirth
      Chairman of the Board,
                                                        January 27, 2006


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders which will be held on Thursday, March 16, 2006, at 10:00 a.m., local time, at The Boulders Resort and Golden Door Spa, 34631 North Tom Darlington Drive Carefree, AZ 85377.

At this year's annual meeting, the agenda includes the election of certain directors and a proposal to ratify the appointment of our independent registered public accountants. The Board of Directors recommends that you vote FOR election of the slate of nominees for directors and FOR ratification of appointment of the independent registered public accountants. We will also report on current business conditions and our recent developments. Members of the Board of Directors and our executive officers will be present to discuss the affairs of Rofin-Sinar Technologies Inc. and to answer any questions you may have.

It is important that your shares be represented and voted at the annual meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

To help us plan for the meeting, please mark the appropriate box on the accompanying proxy card telling us if you will be attending.

                                                Sincerely,


                                                /s/  Peter Wirth
                                                 --------------------
                                                     Peter Wirth

                           [ROFIN-SINAR TECHNOLOGIES LOGO]





                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



TO THE STOCKHOLDERS
OF ROFIN-SINAR TECHNOLOGIES INC.


The Annual Meeting of Stockholders of Rofin-Sinar Technologies Inc. will be held at The Boulders Resort and Golden Door Spa, 34631 North Tom Darlington Drive, Carefree, AZ 85377, on Thursday, March 16, 2006, at 10:00 a.m., local time, for the following purposes:

     1. To elect two Class I directors to serve for a three-year term until the 2009 Annual Meeting of Stockholders;

     2. To appoint KPMG LLP as independent registered public accountants for the Company for the fiscal year ending September 30, 2006; and

     3. To transact such other business as may properly come before the meeting and any adjournments thereof.

These items are fully discussed in the following pages, which are made part of this notice. Only stockholders of record at the close of business on January 20, 2006 will be entitled to vote at the annual meeting.


                                   By Order of the Board of Directors

                                     /S/  Cindy Denis
                                    ----------------------------
                                    Cindy Denis
                                    Secretary

Plymouth, Michigan
January 27, 2006



EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                        ROFIN-SINAR TECHNOLOGIES INC.
                            40984 CONCEPT DRIVE
                        PLYMOUTH, MICHIGAN  48170


                  --------------------------------------
                             PROXY STATEMENT
                  --------------------------------------


                    FOR ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON MARCH 16, 2006
                  --------------------------------------



This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of Rofin-Sinar Technologies Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at The Boulders Resort and Golden Door Spa, 34631 North Tom Darlington Drive, Carefree, AZ 85377, on March 16, 2006 at 10:00 a.m., local time, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to the Company's stockholders is January 27, 2006. References in this Proxy Statement to "we," "our" or "us" refer to Rofin-Sinar Technologies Inc., unless otherwise noted.

Only holders of record of shares of common stock, $0.01 par value per share, (the "Common Stock") of the Company at the close of business on January 20, 2006 (the "Record Date") are entitled to vote at the Annual Meeting or any adjournments thereof. Each owner of record on the Record Date is entitled to one vote for each share of Common Stock of the Company so held. The presence, either in person or by properly executed proxy, of the owners of one third of the outstanding shares of Common Stock of the Company entitled to vote is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the stockholders at such meeting. As of the close of business on the Record Date, there were 15,251,750 shares of Common Stock of the Company outstanding.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of Cindy Denis) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Stockholders voting by proxy for the election of directors nominated to serve until the 2009 Annual Meeting may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees for director, and FOR the proposal to ratify the appointment of the independent auditors. Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not affect the outcome of the vote.

The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the matters described in this Proxy Statement. If any other matters are presented at the Annual Meeting, the persons named in the proxy card will vote in accordance with their judgment.

This solicitation is being made by the Board of Directors of the Company and its cost (including preparing and mailing of the notice, this Proxy Statement and the form of proxy) will be paid by the Company. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send the proxy material to their principals and will reimburse them for their reasonable expenses in so doing. To the extent necessary in order to ensure sufficient representation at the Annual Meeting, the Company intends to utilize the services of a proxy solicitor as well as the services of officers and regular employees of the Company to solicit the return of proxies by mail, telephone, telegram, telex and personal interview. No compensation in addition to regular salary and benefits will be paid to any officer or regular employee for such solicitation.

                                  PROPOSAL ONE:
                             ELECTION OF DIRECTORS
Board of Directors

Pursuant to the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, with staggered three-year terms, and not more than one class of directors being elected at any Annual Meeting of the Stockholders. Under the By-Laws of the Company, the number of directors of the Company has been set at eight since the August 19, 2005 Board Resolution.

Gunther Braun and Ralph E. Reins, the two Class I directors whose terms will expire at the Annual Meeting, have been nominated by the Board of Directors to stand for re-election as Class I directors to hold office until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified. The Board of Directors knows of no reason why any nominee will be unable or unwilling to serve as a nominee or director if elected.

Certain information concerning Gunther Braun and Ralph E. Reins is furnished below:

      Gunther Braun has been Chief Executive Officer and President of the Company since May 2005. He previously served as Executive Vice President, Finance and Administration, Chief Financial Officer and Treasurer. Mr. Braun has been a member of the Company's Board of Directors since September 1996. Since 1994, he has also been the Financial Director for RSL. He joined RSL in 1989 in connection with RSL's acquisition of Coherent General Inc.'s Laser Optronics marking division. Mr. Braun holds a Business Administration Degree from the Fachhochschule in Regensburg, Germany.

      Ralph E. Reins has been a member of the Company's Board of Directors since September 1996. He is currently Chairman, and was Chief Executive Officer until July 1, 2002, of Qualitor Inc. Mr. Reins served as President and Chief Executive Officer of AP Parts International, Inc. from 1995 to 1997, as President and Chief Executive Officer of Envirotest Systems Corp. in 1995, as President of Allied Signal Automotive from 1991 through 1994 and as President of United Technologies Automotive from 1990 to 1991. Prior to that, he was Chairman, Chief Executive Officer, President and Chief Operating Officer of Mack Truck from 1989 to 1990 and President and Chief Executive Officer of ITT Automotive from 1985 to 1989. Mr. Reins was a Director of Weirton Steel until December 12, 2002, and is a member of the Society of Automotive Engineers.

The two nominees receiving the highest number of affirmative votes will be elected as Class I directors of the Company.

Recommendation of the Nominating Committee of the Board of Directors Concerning the Election of Directors

The Nominating Committee of the Board of Directors of the Company recommends a vote FOR Gunther Braun and Ralph E. Reins as Class I directors to hold office until the 2009 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify a contrary choice in their proxy. The members of the Nominating Committee, Messrs. Reins, Willis, Smoke, Hoover, and Fantone, are independent directors within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers ("NASD") Marketplace Rules.






             NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
        FOR A THREE-YEAR TERM EXPIRING AT THE 2009 ANNUAL MEETING:

            Name                    Age             Director Since
       --------------------        -----           ----------------
        Gunther Braun                48                   1996
        Ralph E. Reins (A)(B)(C)     65                   1996


          DIRECTORS WHOSE TERM EXPIRING AT THE 2008 ANNUAL MEETING:

            Name                    Age             Director Since
       --------------------        -----           ----------------
        Peter Wirth                  59                   1996
        William R. Hoover (A)(B)(C)  76                   1996
        Stephen D. Fantone (A)(B)(C) 51                   2005


            DIRECTORS WHOSE TERMS EXPIRE AT THE 2007 ANNUAL MEETING:

            Name                    Age             Director Since
       --------------------        -----           ----------------
        Carl F. Baasel               64                   2000
        Gary K. Willis (A)(B)(C)     60                   1996
        Daniel J. Smoke (A)(B)(C)    56                   2003




________________________________________
(A) Member of the Audit Committee
(B) Member of the Compensation Committee
(C) Member of the Nominating Committee

                   DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the Company's directors and executive officers.

Name                      Age        Title
 -------------------     -----      ---------------------------------------
Peter Wirth               59         Chairman of the Board of Directors

Gunther Braun             48         Chief Executive Officer, President
                                     and Director

Ingrid Mittelstaedt       41         Chief Financial Officer, Executive Vice
 President, Finance and Administration,
 Treasurer

Walter Volkmar            62         General Manager, Rofin-Sinar Laser GmbH
                                     Marking Division

Louis Molnar              52         Chief Operating Officer - Macro Division
                                     President, Rofin-Sinar Inc.
                                     President, Rofin-Baasel Inc.

Thomas Merk               43         Chief Operating Officer - Micro Division
                                     Managing Director of Carl Baasel
                                     Lasertechnik GmbH & Co. KG

Carl F. Baasel            64         Managing Director of Carl Baasel
                                     Lasertechnik GmbH & Co. KG and Director

William R. Hoover         76         Director

Ralph E. Reins            65         Director

Gary K. Willis            60         Director

Daniel J. Smoke           56         Director

Stephen D. Fantone        51         Director



Business Experience

Peter Wirth has been Chairman of the Board of Directors since September 1996. He was also the Chief Executive Officer and President of the Company from September 1996 until May 2005. He has also served as General Manager of RSL since October 1994. From 1991 until October 1994, Dr. Wirth was President of RSI. He joined RSL in 1979 as Sales Manager for Industrial Lasers, and became Director, Sales and Marketing in 1983. He holds a Master's Degree and a Ph.D. in Physics from the Technical University in Munich, Germany.

Gunther Braun has been Chief Executive Officer and President of the Company since May 2005. He also served as Executive Vice President, Finance and Administration, Chief Financial Officer and Treasurer, as well as a member of the Company's Board of Directors since September 1996. Since 1994, he has also been the Financial Director for RSL. He joined RSL in 1989 in connection with RSL's acquisition of Coherent General Inc. 's Laser Optronics marking division. Mr. Braun holds a Business Administration Degree from the Fachhochschule in Regensburg, Germany.

Ingrid Mittelstaedt has been Chief Financial Officer, Executive Vice President, Finance and Administration, and Treasurer since December 2005. Since 1997, she was Head of Corporate Controlling for the Company and Head of Finance and Administration of Rofin-Sinar Laser GmbH, Hamburg. Before joining the Company, Mrs. Mittelstaedt was a Supervising Senior with KPMG in Germany. She holds a Master's Degree in Economic Sciences from the University of Buenos Aires and is an Argentinean certified public accountant.

Walter Volkmar has been Manager of the Marking Division of RSL since 1994.
He joined RSL in 1989 in connection with RSL's acquisition of Coherent General Inc.'s Laser Optronics marking division. Dr. Volkmar holds Master's Degrees in Mechanical Engineering and Business Administration from the Technical University in Darmstadt, Germany and a Ph.D. in Economics and Trade from the University of Parma in Italy.

Louis Molnar has been Chief Operating Officer of the Rofin Macro Business since December 2005. He also serves as President of Rofin-Sinar Inc., a fully owned subsidiary of the Company, located in Plymouth, Michigan, USA since August 2000 and President of Rofin-Baasel Inc., a fully owned subsidiary of the Company in Boxborough, Massachusetts since July 2003. Mr. Molnar served as President and Chief Operational Officer of GALCO Industrial Electronics, a company offering electrical and electronic control products, from July 1997 until August 2000. Prior to this, Mr. Molnar served as Director for FANUC Robotics, where he was responsible for the entire business infrastructure and operations, as well as all engineering functions for the Automotive Components and General Industries markets. Mr. Molnar holds a Bachelor of Science Degree in Electrical Engineering from Oakland University and a Master's Degree in Business Administration from Michigan State University.

Thomas Merk has been Chief Operating Officer of the Rofin Micro Business since December 2005 and Managing Director of Carl Baasel Lasertechnik GmbH & Co. KG. since May 2000. He started his career 1989 at Boehringer Werkzeugmaschinen Vertriebs GmbH, Germany, and remained until 2000, most recently serving as sales director. Mr. Merk holds a Master's degree in mechanical engineering from the Technical University of Stuttgart, Germany.

Carl F. Baasel became a member of the Company's Board of Directors in October 2000, following the Company's acquisition of a majority stake in Carl Baasel Lasertechnik GmbH, a company that Mr. Baasel founded in 1975. Mr. Baasel served as that company's Managing Director until September 2001, when it was transformed into a limited partnership under the name "Carl Baasel Lasertechnik GmbH & Co. KG". Since September 2001, he has served as Managing Director of this limited partnership, which is a fully owned subsidiary of the Company. Mr. Baasel holds a Master's Degree in Physics from the Technical University of Munich.

William R. Hoover has been a member of the Company's Board of Directors since September 1996. He is on the Board of Directors of Computer Sciences Corporation, a provider of information technology consulting, systems integration and outsourcing to industry and government. He was the Chairman of the Executive Committee and was Chairman of the Board of that company from November 1972 to March 1997. He has been a consultant to that company since March 1995; prior to that, he was its President from November 1969 to March 1995 and its Chief Executive Officer from November 1972 until March 1995.
Mr. Hoover serves as Director on the Board of Computer Sciences Corporation.

Ralph E. Reins has been a member of the Company's Board of Directors since September 1996. He was Chief Executive Officer of Qualitor Inc. until July 1, 2002 and remained as Chairman of Qualitor Inc. until it was sold in December 2004. Mr. Reins served as President and Chief Executive Officer of AP Parts International, Inc. from 1995 to 1997, as President and Chief Executive Officer of Envirotest Systems Corp. in 1995, as President of Allied Signal Automotive from 1991 through 1994 and as President of United Technologies Automotive from 1990 to 1991. Prior to that, he was Chairman, Chief Executive Officer, President and Chief Operating Officer of Mack Truck from 1989 to 1990 and President and Chief Executive Officer of ITT Automotive from 1985 to 1989. Mr. Reins was a Director at Weirton Steel until December 12, 2002, and is a member of the Society of Automotive Engineers.

Gary K. Willis has been a member of the Company's Board of Directors since September 1996. Mr. Willis recently retired from Zygo Corporation, where since November 1998, he had been Chairman of the Board of Directors. Mr. Willis had also served as Director of Zygo Corporation since February 1992 and as its President and Chief Executive Officer from 1992 and 1993 through 1999, respectively. Prior to joining Zygo Corporation, he was Chairman, President and Chief Executive Officer of The Foxboro Company. Mr. Willis also serves as a Director of Benthos Corporation, Plug Power Corporation, and Middlesex Health Services, Inc. Mr. Willis has a Bachelor of Science Degree in Mechanical Engineering from Worcester Polytechnical Institute.

Daniel J. Smoke has been a member of the Company's Board of Directors since August 2003. Mr. Smoke is the Chief Financial Officer of B. R. Lee Industries, Inc. Mr. Smoke was previously the Chief Financial Officer of Marco Wood Products Inc. Prior to 2004, Mr. Smoke was in a private consulting practice since 1999. Mr. Smoke served as Vice President and Chief Financial Officer of Bucyrus International, Inc. from 1996 to 1999. Prior to that, he served as Vice President and Chief Financial Officer for Folger Adam Company from 1995 to 1996. Mr. Smoke held various positions at Eagle Industries, Inc. from 1986 to 1994, including Vice President of Finance, Corporate Controller, Senior Vice-President and Group Executive, and Division President. Mr. Smoke has a Bachelor of Arts Degree in Business Administration from Washington State University and a Master of Science Degree in Accounting from California State University. Mr. Smoke is a Certified Public Accountant.

Stephen D. Fantone has been a member of the Company's Board of Directors since June 2005. Mr. Fantone is the President and Chief Executive Officer of Optikos Corporation. Mr. Fantone served as a director of Benthos Inc. since March 1995 and has been Chairman of the Board of Directors since January 1997. Mr. Fantone has his Bachelor of Science Degree in Electrical Engineering and Management from M.I.T. and a Ph.D. in Optics from the Institute of Optics at the University of Rochester.


Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.


Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are also required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms, the absence of a Form 3, Form 4 or Form 5 or written representations that no Form 4's or 5's were required, the Company believes that, with respect to the fiscal year ended September 30, 2005, its officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.




                       COMMITTEES OF THE BOARD OF DIRECTORS;
                      MEETINGS AND COMPENSATION OF DIRECTORS

During the fiscal year ended September 30, 2005, the Board of Directors held eight meetings. The Board currently has an Audit Committee, a Compensation Committee and a Nominating Committee. All incumbent directors attended more than 75% of the meetings of the Board of Directors and the respective committees of which they are members. We do not have a formal policy regarding attendance by directors at annual meetings of stockholders but encourage such attendance. All directors who were on the Board at the time of the last annual meeting attended the meeting.

The Audit Committee. The Audit Committee is responsible for recommending to the Board of Directors the independent registered public accountants to be selected to conduct the annual audit of the books and records of the Company, reviewing the proposed scope of such audit and approving the audit fees to be paid in connection with such audit, reviewing the adequacy and effectiveness of the accounting and internal financial controls of the Company with the independent auditors and the Company's financial and accounting staff, reviewing and approving transactions between the Company and its directors, officers and affiliates, considering whether the provision by the external auditors of services related to the annual audit and quarterly reviews is consistent with maintaining the auditors' independence, and reviewing annually the adequacy of the Audit Committee Charter. The Board of Directors has adopted a written Charter for the Audit Committee. A copy of the Audit Committee Charter was attached as Appendix A to the Proxy Statement filed on January 30, 2004. During fiscal year 2005, the members of the Audit Committee were Mr. Reins, Mr. Willis, Mr. Hoover, Mr. Fantone and Mr. Smoke. Mr. Fantone was elected to the Board of Directors and the Audit Committee on August 19, 2005. Mr. Smoke has been identified as a "financial expert" under applicable Securities and Exchange Commission audit committee rules. Mr. Reins, Mr. Willis, Mr. Fantone, Mr. Smoke, and Mr. Hoover are independent directors within the meaning of Rule 4200(a)(15) of the NASD Marketplace Rules. In fiscal 2005, the Audit Committee held four meetings.

The Nominating Committee. The Nominating Committee is responsible for assisting the Board by actively identifying individuals qualified to become Board members and recommending to the Board of Directors nominees for election at the next annual meeting of stockholders. The Nominating Committee has two primary methods for identifying candidates (other than those proposed by the Company's stockholders, as discussed below). First, on a periodic basis, the Nominating Committee solicits ideas for possible candidates from a number of sources - members of the Board; senior level Company executives; individuals personally known to the members of the Board; and research. Second, the Nominating Committee may from time to time use its authority under its charter to retain, at the Company's expense, one or more search firms to identify candidates (and to approve such firms' fees and other retention terms). The Nominating Committee will also consider nominees recommended by stockholders. Although there are no formal procedures for stockholders to nominate persons to serve as directors, stockholders wishing to submit nominations should notify the Company at its principal offices (Attention: Cindy Denis, Secretary, 40984 Concept Drive, Plymouth, MI 48170) of their intent to do so. To be considered by the Nominating Committee, nominations must be received on or before the deadline for receipt of stockholder proposals. See "Stockholders' Proposals." Any candidate submitted by a stockholder must meet the definition of an "independent director" under NASD rules. The Nominating Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.
Once the nominee has been contacted and accepts to be considered as a nominee, the Nominating Committee reviews the nominee's resume and other credentials and analyzes the expertise the nominee would offer the Board of Directors and the Company. Directors are selected based on their ability to represent the best interests of the Company's stockholders and not just one particular constituency; demonstrated sound business judgment and an inquiring mind as well as expertise that adds to the composition of the Board; professional experience, education, and their interest in, and capacity for understanding the complexities of, the operation of the Company; and being prepared to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee of which he or she is a member. These individuals can bring considerable experience to the impartial oversight of the Company's operations. The Board of Directors has adopted a written Charter for the Nominating Committee. A copy of the Nominating Committee Charter was attached as Appendix B to the Proxy Statement filed on January 30, 2004 and is available in the Investor Relations section of the Company's website at www.rofin.com. During fiscal year 2005, the members of the Nominating Committee were Mr. Reins, Mr. Willis, Mr. Hoover, Mr. Fantone and Mr. Smoke. Mr. Fantone was elected to the Board of Directors and the Audit Committee on August 19, 2005. Mr. Reins, Mr. Willis, Mr. Hoover, Mr. Fantone, and Mr. Smoke, are independent directors within the meaning of Rule 4200(a)(15) of the NASD Marketplace Rules. In fiscal 2005, the Nominating Committee held one meeting.


The Compensation Committee. The Compensation Committee is responsible for providing a general review of the Company's compensation and benefit plans and ensuring that they meet corporate financial and strategic objectives.
The responsibilities of the Compensation Committee also include administering the 1996 Equity Incentive Plan, the Annual Incentive Plan, and the 2002 Equity Incentive Plan (all of which are described below), including selecting the officers and salaried employees to whom awards will be granted and making such awards. The members of the Compensation Committee are Mr. Hoover, Mr. Reins, Mr. Willis, Mr. Fantone and Mr. Smoke, each of whom are independent directors within the meaning of Rule 4200(a)(15) of the NASD Marketplace Rules. Mr. Fantone was elected to the Board of Directors and the Audit Committee on August 19, 2005. Mr. Hoover, Mr. Reins, Mr. Willis, Mr. Fantone and Mr. Smoke are not employees of the Company. In fiscal 2005, the Compensation Committee held two meetings.

Compensation of Directors. Until November 2005, each director who was not an employee of the Company was entitled to an annual cash retainer fee of $15,000 plus an honorarium of $1,000 and $500 for each Board meeting and committee meeting, respectively, which he attended. Since November 2005, each director who is not an employee of the Company is entitled to an annual cash retainer fee of $20,000 plus an honorarium of $1,500 for each Board meeting which he attended ($750 for teleconference meetings). Since November 2005, the Chairmen of the Audit Committee, the Compensation Committee, and the Nominating Committee are also paid an annual honorarium of $5,000 and $2,500, respectively. All committee members are paid $750 for each meeting attended ($375 for teleconference meetings).

Furthermore, directors are reimbursed for reasonable travel expenses incurred in connection with their duties as directors of the Company. In addition, in 1997 the Company adopted a non-employee director stock plan (the "Directors' Plan") which authorizes 100,000 shares of Common Stock for issuance pursuant to stock awards and restricted stock awards to non-employee directors. Under the Directors' Plan, each non-employee director who is first elected or appointed to the Board of Directors prior to age 65 will receive an initial grant of 1,500 shares of Common Stock and an annual grant of 1,500 shares of Common Stock, which vest immediately, in each subsequent year in which he or she serves on the board. Each non-employee director who is first appointed or elected to the Board of Directors after attaining age 65 will receive upon his or her initial appointment or election a one-time grant of 7,500 shares of restricted stock which will vest in five equal installments on the date of grant and each of the following four anniversaries thereof.


Stockholder Communications with the Board. Any stockholder who wishes to send any communications to the Board, a particular committee of the Board or a particular director should also deliver such communications to the Secretary of the Company at the address listed above. The Secretary is responsible for determining, in consultation with other officers of the Company, counsel, and other advisers as appropriate, which stockholder communications will be related to the Board.


Code of Business Conduct and Ethics. The Board of Directors and the Company are committed to good corporate governance practices. The Company's Code of Business Conduct and Ethics requires management, including the Company's Chief Executive Officer, Chief Financial Officer and Controller, and employees to abide by high standards of business conduct and ethics. The Code of Business Conduct and Ethics is available in the Investors Relations section of the Company's web site at www.rofin.com.

                        REPORT OF AUDIT COMMITTEE

December 8, 2005

To the Board of Directors

     The Audit Committee has reviewed the Company's audited financial statements as of, and for the fiscal year ended, September 30, 2005, and met with both management and KPMG LLP, the Company's independent registered public accountants, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

     Management is responsible for the Company's accounting and financial reporting principles, internal controls and the preparation, presentation, and integrity of the Company's consolidated financial statements. KPMG LLP, the Company's independent registered public accountant, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States) (the "PCAOB") and expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles as well as expressing an opinion on
(i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting. The function of the Audit Committee is not to duplicate the activities of management, or the internal or external auditors, but to serve a Board-level oversight role in which it provides advice, counsel, and direction to management and the auditors.

     During the course of fiscal 2005, management completed the documentation, testing and evaluation of the Company's internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee reviewed the progress of the documentation, testing and evaluation and provided oversight during the process. The Audit Committee received periodic updates from both management and KPMG. At the conclusion of the process, the Audit Committee reviewed and discussed management's report on the effectiveness of the Company's internal control over financial reporting. The Audit Committee also reviewed and discussed with management and KPMG the disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2005. The Audit Committee reviewed KPMG's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements (ii) management's assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting.

     The Audit Committee has received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm's independence from the company. We also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     Based on these reviews and discussions, the Audit Committee recommended to the Board that the company's audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2005.




/S/  Daniel J. Smoke
----------------------------
Mr. Daniel J. Smoke
Audit Committee Chairman



/S/  Ralph E. Reins
-----------------------------
Mr. Ralph E. Reins
Audit Committee Member



/S/  Gary K. Willis
----------------------------
Mr. Gary K. Willis
Audit Committee Member



/S/  William R. Hoover
----------------------------
Mr. William R. Hoover
Audit Committee Member



/S/  Stephen D. Fantone
---------------------------
Mr. Stephen D. Fantone
Audit Committee Member

               OWNERSHIP OF COMMON STOCK BY MANAGEMENT

The following table sets forth information as of January 1, 2006, with respect to beneficial ownership of the Company's Common Stock by each director, each of the executive officers named in the Summary Compensation Table below, and the directors, nominees, and executive officers of the Company as a group. To the Company's knowledge, each of the directors, nominees, and executive officers has sole voting and investment power with respect to the shares he owns.

      Name and Address        Number of Shares of
      of Beneficial              Common Stock
      Owner (1)              Beneficially Owned (2)     Percentage of Class
 --------------------     ------------------------    ---------------------
      Peter Wirth                   137,300                    *
      Gunther Braun                  82,000                    *
      Ingrid Mittelstaedt             1,000                    *
      Walter Volkmar                  9,000                    *
      Lou Molnar                     16,000                    *
      Thomas Merk                    10,000                    *
      Carl F. Baasel                 46,000                    *
      William R. Hoover              42,000                    *
      Ralph E. Reins                 20,000                    *
      Gary K. Willis                 20,000                    *
      Daniel J. Smoke                 6,450                    *
      Stephen Fantone                 3,000                    *
      All directors and
         Executive officers
         as a group (12 persons)    392,750                   2.0
 ----------------------------
* Less than one (1) percent of class.

(1) The address of each of the directors and executive officers is 40984 Concept Drive, Plymouth, MI 48170.

(2) The amounts listed include the following shares of Common Stock that may be acquired within 60 days of January 1, 2006 through the exercise of stock options: Dr. Wirth, 137,300; Mr. Braun 82,000; Ingrid
     Mittelstaedt, 1,000; Dr. Volkmar, 9,000 Mr. Molnar, 16,000; Mr. Merk, 10,000; and Mr. Baasel, 46,000.

                         PRINCIPAL STOCKHOLDERS
Beneficial Ownership

The following table sets forth information as to the only persons known to the Company to be the beneficial owner of more than five (5) percent of the Company's Common Stock:


    Name and Address of      Amount and Nature
     Beneficial Owner     of Beneficial Ownership     Percentage of Class
   ---------------------  -----------------------     -------------------

          None                       --                       --

                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding shares issued under equity compensation plans as of September 30, 2005:

                       Number of                                 Number of
                   Securities to be       Weighted Average      Securities
                      Issued Upon          Exercise Price        Remaining
                      Exercise of          of Outstanding      Available For
                  Outstanding Options        Options          Future Issuance
                 --------------------    ----------------    ----------------
Equity Compensation
  Plans:

  Not approved by
  shareholders              ----                  ----              ----

  Approved by
  Shareholders           377,600              $ 13 1/8           308,500




           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Hoover, Reins, Willis, Fantone and Smoke are the members of the Compensation Committee of the Board of Directors of the Company, neither of whom is an officer of the Company. There are no compensation committee interlocks involving executive officers of the Company.



               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company had sales to the minority shareholder of the Company's indirect majority-owned subsidiary, Rofin-Baasel Japan Corporation, amounting to $1.1 million, $1.8 million, and $1.6 million in fiscal years 2005, 2004, and 2003, respectively, and the amounts outstanding related to those sales are listed as accounts receivable from related party in the consolidated balance sheet. Accounts receivable from related party also includes trade receivables from the minority shareholder of the Company's indirect majority-owned subsidiary, Rofin-Baasel China Co., Ltd., of $0.2 million at September 30, 2005.

The Company's sales to related parties have generally been on terms comparable to those available in connection with sales to unaffiliated parties.

The main facility in Starnberg (Germany) is rented under a 25-year operating lease from the former minority shareholder of Carl Baasel Lasertechnik GmbH & Co. KG ("CBL"), an indirect, wholly-owned subsidiary of the Company, who is also a member of the Board of Directors of the Company, and includes a clause to terminate the lease contract within a two-year notice period during the contract. The Company paid rent expense of $0.6 million, $0.6 million, and $0.5 million to the former minority shareholder during fiscal years 2005, 2004, and 2003, respectively. Receivables from this director and former minority shareholder of CBL as of September 30, 2005, amounted to less than $0.1 million and are included in other accounts receivable.

The Company has accrued $0.1 million at September 30, 2005, for the option to purchase the remaining minority interests in its indirect, majority-owned subsidiary, Optoskand AB. These amounts are included in accounts payable to related party in the consolidated balance sheet.

Accounts payable to related party also includes a short-term loan from the minority shareholder of the Company's majority-owned subsidiary, DILAS Diodenlaser GmbH, and accounts payable to the minority shareholder of the Company's indirect majority-owned subsidiary, Rofin-Baasel China Co., Ltd. amounting to a total of $0.1 million at September 30, 2005.

The Company believes that all transactions noted above, have been executed on an arms-length basis. Except for the foregoing, no director, officer, nominee director, 5% holder of the Company's shares, or immediate family member, associate or affiliate thereof, had any material interest, direct or indirect, in any transaction since the beginning of fiscal year 2003 or has any material interest, direct or indirect, in any proposed transaction, having a value of $60,000 or more.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Committee Report on Executive Officer Compensation

The Compensation Committee consists solely of non-management directors. The current members of the Compensation Committee are Messrs. Hoover, Reins, Willis, Fantone and Smoke.

Policies, Goals and Responsibilities

The Compensation Committee is responsible for oversight and administration of executive compensation. The philosophy of the Compensation Committee is to establish an executive compensation program that will allow the Company to achieve the following objectives:

      *     Attract, retain and motivate key executives of the Company.

      * Tie executive pay to shareholder value creation through the use of equity-based incentives.

      * Link pay to performance by making individual compensation directly dependent upon the achievement of certain predetermined performance goals.

The Company's executive compensation programs are designed to meet three fundamental objectives:

     (1) to set compensation at levels sufficient to attract and retain a diverse mix of experienced, highly competent executives;

     (2) to provide incentives to improve the Company's financial performance and performance against strategic and operational goals; and

     (3) to evaluate, reinforce and reward individual achievement of business objectives with pay that fluctuates with performance.

The salary and incentive compensation programs for the Company's executive officers were established based on advice from independent consultants by reference to a survey group of companies with sales of less than $500 million per year. The use of independent consultants has provided additional assurance that the Company's compensation programs are appropriately aligned with its objectives, and that, based upon survey data, executive compensation levels are appropriately aligned with the compensation levels of persons in similar positions at comparable companies, taking into account, in certain instances, differences between U.S. and German compensation practices.

Components of Compensation

Base Salaries.   In fiscal year 2005, executive officers' base salaries have increased compared to their base salaries in fiscal year 2004, between 0% and 10% on average, and are enumerated in the summary compensation table below. The Compensation Committee reviews executive officer base salaries on an annual basis and determines those base salaries by an evaluation of factors which may include individual performance and comparisons with salaries paid at comparable companies in the Company's industry.

Annual Incentives. The Annual Incentive Plan was established in 1996 and provides that key employees, including executive officers, are eligible to participate at the discretion of the Compensation Committee. The maximum bonus each participant may receive under the Annual Incentive Plan is expressed as a percentage of base salary, with percentages varying among participants based upon their positions at the Company. Bonus opportunities with respect to fiscal year 2005 were based upon the degree to which the Company (or, with respect to middle management, the applicable business unit or division of the Company) achieved certain preset performance goals related to net sales, order entry, operating profits and after-tax profits. The Compensation Committee anticipates that, in the future, survey data and comparisons to peer companies will continue to be considered in determining performance criteria and bonus levels.

In fiscal year 2005, the Company did achieve the preset performance goals under the Annual Incentive Plan and the Company's executive officers were awarded the bonuses outlined in the summary compensation table below.

Long-Term Incentives. In 1996, the Company adopted the 1996 Equity Incentive Plan, and in 2002, the Company adopted the 2002 Equity Incentive Plan, which provide for grants of stock options, restricted stock and performance shares to officers and other key employees of the Company.

In fiscal year 2005, the Company granted 50,000 stock options to Peter Wirth; 50,000 stock options to Gunther Braun; 5,000 stock options to Ingrid Mittelstaedt; 20,000 stock options to Carl F. Baasel; 25,000 stock options to Louis Molnar; and 25,000 stock options to Thomas Merk under the 2002 Equity Incentive Plan.

The Compensation Committee believes that stock options are an important part of incentive compensation because stock options only have value if the Company's stock price increases over time. Thus, the Compensation Committee anticipates that additional option grants will be made to the executive officers and other key employees of the Company from time to time to reflect their ongoing contributions to the Company, to provide additional incentives and to take into account practices at competitive companies.


Compensation of the Chairman of the Board and Chief Executive Officer

Dr. Wirth served as Chief Executive Officer until May 2005. The Company and Dr. Wirth are parties to an employment agreement providing for a minimum annual base salary, subject to periodic adjustment, of Euro 230,000 (which equated to $291,397 in fiscal year 2005 based on a weighted average currency exchange rate of US $1.00 = Euro 0.7893) and the payment of an annual incentive bonus based upon the Company's attainment of predetermined performance goals. Dr. Wirth's salary in fiscal year 2005 remained unchanged from his salary in fiscal year 2004. The Compensation Committee determined Dr. Wirth's annual incentive bonus of $159,024 for fiscal year 2005 based upon the Company's attainment of a predetermined performance goal related to net sales and to after-tax profit. In fiscal year 2005, the Company did achieve the predetermined performance goal and, thus, Dr. Wirth received an annual incentive bonus, as outlined in the summary compensation table.

Since May 2005 Mr. Braun has been Chief Executive Officer. The Company and Mr. Braun are parties to an employment agreement providing for a minimum annual base salary, subject to periodic adjustment, of Euro 230,000 (which equated to $291,397 in fiscal year 2005 based on a weighted average currency exchange rate of US $1.00 = Euro 0.7893) and the payment of an annual incentive bonus based upon the Company's attainment of predetermined performance goals. The Compensation Committee determined Mr. Braun's annual incentive bonus of $155,898 for fiscal year 2005 based upon the Company's attainment of a predetermined performance goal related to net sales and to after-tax profit. In fiscal year 2005, the Company did achieve the predetermined performance goal and, thus, Mr. Braun received an annual incentive bonus, as outlined in the summary compensation table.

In fiscal year 2005, Dr. Wirth and Mr. Braun were each granted 50,000 stock options under the 2002 Equity Incentive Plan.


Policy with Respect to Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits to $1,000,000 the tax deductible compensation paid for a particular year to the chief executive officer and to each of the four most highly compensated executive officers who are employed as executive officers on the last day of such year (the "Named Executive Officers"). The Compensation Committee intends to comply with Section 162(m) (and the regulations thereunder) to preserve the deductibility of performance based compensation paid to any Named Executive Officer. If compliance with Section 162(m) (and the regulations thereunder) conflicts with the compensation philosophy or is determined not to be in the best interests of shareholders, the Compensation Committee will abide by the compensation philosophy, regardless of the tax impact of such actions.


                                       COMPENSATION COMMITTEE

                                       William R. Hoover
                                       Ralph E. Reins
                                       Daniel J. Smoke
                                       Gary K. Willis
                                       Stephen D. Fantone

Executive Compensation

The following table presents certain summary information concerning compensation paid for services to the Company during fiscal years 2005, 2004, and 2003, to the Named Executive Officers of the Company.

                     SUMMARY COMPENSATION TABLE
                                                      Long-Term
                                                     Compensation
                                                     ------------
                                                      Securities    All Other
Name and	                        (1)         (2)       Underlying    Compens-
Principal Position    Year   Salary($)    	Bonus($)      	Options(#)  ation($)
------------------    ----   ----------  -----------  ----------   ---------
 Peter Wirth (3)      2005	    $ 295,781  	 $ 159,024       50,000          --
   Chairman of the    2004	    $ 278,759   $ 153,317       50,000          --
   Board              2003	    $ 255,796   $ 123,017       30,000          --

 Gunther Braun (4)    2005    $ 271,855  	 $ 155,898       50,000          --
   President, Chief   2004    $ 195,431   $  98,988       40,000          --
   Executive Officer  2003    $ 166,982   $  71,313       30,000          --

 Ingrid Mittelstaedt  2005    $ 131,128  	 $  39,510        5,000          --
   Executive Vice     2004    $ 123,198   $  37,057        5,000          --
   President Finance  2003    $ 107,875   $  20,406        5,000          --
   And Administration
   and Chief Financial
   Officer (6)

 Walter Volkmar       2005    $ 173,001    $  51,686           --         --
   General Manager,   2004    $ 162,758    $  59,081           --         --
   RSL Marking        2003    $ 146,482    	$  45,250       25,000         --
   Division

 Carl F. Baasel       2005    $ 135,462   	 $  58,262       20,000         --
   Managing Director, 2004    $ 127,665    $  56,175       20,000         --
   Carl Baasel        2003    $ 121,774    $  50,081       15,000         --
   Lasertechnik GmbH
   & Co. KG

 Louis Molnar         2005    $ 213,252   	 $ 80,720        25,000   6,280 (5)
   President, RSI     2004    $ 209,072    $ 79,333        30,000   5,746
   President, RB Inc. 2003    $ 204,487    $ 67,974        25,000   3,031
   Chief Operating Officer
   Macro Division (6)

 Thomas Merk          2005    $ 173,603   	 $  76,762       25,000         --
   Managing Director, 2004    $ 163,617    $  71,991       25,000         --
   Carl Baasel        2003    $ 143,929    $  64,182       15,000         --
   Lasertechnik GmbH
   & Co. KG, Chief
   Operating Officer
   Micro Division (6)

-------------------
 (1) Amounts paid in Euro have been converted into U.S. dollars at the weighted average exchange rate for the relevant fiscal year (for fiscal year ended September 30, 2003: US$1.00: Euro 0.9255; for fiscal year ended September 30, 2004: US$1.00: Euro 0.8251 and for fiscal year ended September 30, 2005: US$1.00: Euro 0.7893)

 (2) Bonuses are reflected on the accrual method of accounting, consistent with the presentation in the Company's audited financial statements. Fiscal year 2005 bonuses were paid in November 2005.

 (3) Mr. Wirth was the Chief Executive Officer and President of the Company from September 1996 until May 2005.

 (4) Mr. Braun was appointed Chief Executive Officer and President of the Company on May 9, 2005. He had been acting as the Chief Executive Officer on an interim basis since January 13, 2005, after the Chief Executive Officer, Dr. Peter Wirth, suffered a stroke.

 (5) $6,280 of matching contributions were made by RSI on behalf of Mr. Molnar in accordance with the Rofin-Sinar Inc. 401(k) Plan.

 (6)  Mrs. Mittelstaedt and Messrs. Molnar and Merk were appointed
      Chief Financial Officer, Chief Operating Officer of Macro Division and Chief Operating Officer of Micro Division, respectively, effective December 16, 2005.

The following table presents information concerning grants of stock options during fiscal year 2005 to each of the Named Executive Officers.

        INDIVIDUAL OPTION GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 2005

                                                              Potential
          Number of   % of Total                          Realizable Value at
          Securities    Options                          Assumed Annual Rates
          Underlying   Granted to                           of Stock Price
           Options     Employees    Exercise                Appreciation for
           Granted(#)  in Fiscal   Price($/Sh) Expiration    Option Term(3)
Name          (1)        Year         (2)        Date       5%($)    10%($)
--------  ---------- ---------- ------------  ----------  -------- --------
Peter
 Wirth       50,000     16.45%     $ 34.22     3/16/15  $1,076,039 $2,726,893
Gunther
 Braun       40,000     13.16%     $ 34.22     3/16/15  $  860,831 $2,181,515
Gunther
 Braun       10,000       100%     $ 31.65      5/4/15  $  199,045 $  504,419
Ingrid
 Mittelstaedt 5,000      1.64%     $ 34.22     3/16/15  $  107,604 $  272,689
Carl F.
 Baasel      20,000      6.58%     $ 34.22     3/16/15  $  430,415 $1,090,757
Louis
 Molnar      25,000      8.22%     $ 34.22     3/16/15  $  538,019 $1,363,447
Thomas
 Merk        25,000      8.22%     $ 34.22      /16/15  $  538,019 $1,363,447

------------
(1) All option grants to the Named Executive Officers were made pursuant to the 2002 Equity Incentive Plan and have a ten-year term.

 (2) All options were granted to the Named Executive Officers at an exercise price equal to the fair market value of the underlying stock on the date of grant. All options will vest and become exercisable in equal installments on each of the first five anniversaries of the date of grant. Pursuant to the terms of the awards, all options will, subject to the discretion of the Compensation Committee, become fully exercisable upon the occurrence of a change in control as defined in the 2002 Equity Incentive Plan.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent assumed rates of appreciation only, based on SEC rules, and do not represent the Company's estimate or projection of the Company's stock price in the future. Actual gains, if any, on stock option exercises depend upon the actual future performance of Common Stock and the continued employment of the option holders through the vesting period. The amounts reflected in this table may not necessarily be achieved.



                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2004
                   AND FISCAL YEAR 2005 YEAR-END OPTION VALUES
                                                                Value of
                                           Number of           Unexercised
                                          Unexercised          In-The-Money
                                           Options at           Options at
                 Shares                    FY-End (#)           FY-End ($)
               Acquired on    Value       Exercisable/        Exercisable/
 Name          Exercise (#) Realized ($)  	Unexercisable      Unexercisable(1)
-------------- ------------ -----------  ----------------   -----------------
Peter Wirth         --         --       134,000/126	,000   3,533,330/1,235,370
Gunther Braun       --         --        82,000/118,000   2,182,020/1,193,130
Ingrid Mittelstaedt --         --         1,000/ 15,000       5,280/  191,815
Walter Volkmar      --         --         9,000/ 29,000     257,960/  822,610
Carl F. Baasel      --         --        27,000/ 53,000     674,400/  568,950
Louis Molnar        --         --        16,000/ 83,000     318,800/1,062,905
Thomas Merk         --         --        10,000/ 63,000     172,230/  623,685

-------------
(1) Based on the closing price of Common Stock, as reported on the NASDAQ National Market, at September 30, 2005, which was $37.99 per share.

Pension Plans

RSL Pension Plan

Messrs. Wirth, Braun and Volkmar, and Mrs. Mittelstaedt participate in the Rofin-Sinar Laser GmbH Pension Plan (the "RSL Pension Plan") for RSL executives, an unfunded plan in accordance with the typical practices of German companies. The RSL Pension Plan provides pensions to participants who
(i) retire on or after age 60 or terminate employment due to a permanent disability and (ii) have served at least ten years with RSL at the time of separation.

The annual benefits payable under the RSL Pension Plan, which commence at the statutory retirement age of 65 (according to German law), are based upon the age at which the participant leaves RSL. Book reserves are kept to record benefits accruals under the RSL Pension Plan. Messrs. Wirth, Braun and Volkmar, and Mrs. Mittelstaedt joined or were deemed to have joined (as applicable) the RSL Pension Plan on July 1, 1979, November 1, 1984, March 1, 1985, and January 1, 1997, respectively. Assuming retirement at or after age 60, Messrs. Wirth, Braun and Volkmar and Mrs. Mittelstaedt would receive a monthly pension benefit of $3,086, $2,989, $1,568, and $649, respectively (at the weighted average Euro/U.S. dollar exchange rate in effect during the year ended September 30, 2005).

Rofin-Sinar Inc. Pension Plan

In 1996 RSI adopted a defined benefit plan for its employees known as the Rofin-Sinar Inc. Pension Plan (the "RSI Plan"). Under the RSI Plan, employees receive annual pension benefits equal to the product of (i) the sum of 1.125% of the first $12,000 of average final compensation and 1.5% of "average final compensation" in excess of that amount, and (ii) the number of years of service in which the employee was employed by a participating employer. Average final compensation is based upon the period of four consecutive plan years out of the last ten full plan years preceeding the employee's retirement which produces the highest amount.

No Named Executive Officers are currently participating in the RSI Plan.

Employment Agreements and Termination of Employment Arrangements

Employment Agreements with Named Executive Officers

In September 1996 the Company and RSL entered into employment agreements with Messrs. Wirth and Braun (collectively, the "Employment Agreements"), under which the executives have retained the job titles specified in their prior employment agreements, and are entitled to a base compensation, adjusted by the Compensation Committee, of not less than Euro 230,000 for each individual, ($291,397 at the weighted average exchange rate for fiscal year 2005 of Euro 0.7893 per $1.00) plus an annual incentive bonus based upon the Company's attainment of preset performance goals. Each Employment Agreement has an indefinite term, subject to earlier termination by either the Company and RSL or the executive upon two years' prior written notice. In accordance with the Employment Agreements, each executive has agreed (i) not to disclose or exploit any of the Company's Confidential Information (as defined therein), (ii) to assign to the Company all inventions or improvements made by the executive in the course of his employment with the Company, and (iii) not to compete with the Company for a six month period after the completion of his term of employment with the Company. During the six-month non-competition period, the executive is generally entitled under German law to receive half of his monthly salary. The employment agreements do not provide for severance.


Stock Performance Graph

The following graph presents the one-year total return for Rofin-Sinar Technologies Inc. Common Stock compared with the NASDAQ Stock Market Index and the S&P Technology Sector Index. Rofin-Sinar selected these comparative groups due to industry similarities and the fact that they contain several direct competitors.

The graph assumes that the value of the investment in Rofin-Sinar
Technologies Inc. Common Stock, the NASDAQ Stock Market Index, and the S&P Technology Sector Index each was $100 on September 30, 1999 and that all dividends were reinvested. The S&P Technology Sector Index is weighted by market capitalization.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

 Quarter        Rofin-Sinar            NASDAQ Stock       S&P Technology
   End       Technologies Inc.         Market Index        Sector Index
 -------     ----------------          ------------       --------------
 9/30/00           100                      100                 100
 9/30/01            75                       41                  37
 9/30/02            63                       33                  25
 9/30/03           210                       51                  40
 9/30/04           294                       54                  41
 9/30/05           380                       61                  47

                                  PROPOSAL TWO:
                     INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors recommends the appointment of KPMG LLP, independent registered public accountants for the Company since fiscal year 1994, to serve in the same capacity for the fiscal year ending September 30, 2006. Resolution will be submitted to stockholders at the Annual Meeting to ratify their appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify appointment. Unless otherwise instructed, the proxy holder will vote the proxies received FOR the ratification of the appointment of KPMG LLP as the independent registered public accountants for the Company for fiscal 2006.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. If the resolution ratifying the appointment of KPMG LLP as independent registered public accountants is approved by the stockholders, the Board of Directors nevertheless retains the discretion to select different auditors at any time during the year if the Board of Directors believes that change would be in the best interests of the Company and its stockholders.

A representative of KPMG LLP will not be present at the meeting; however, the Company's independent auditors will be available via telephone conferencing to make a statement if they desire to do so or to respond to appropriate questions.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2004 and 2005, and fees billed for other services rendered by KPMG LLP.

                                                 2004          2005
                                              ---------     ---------
     Audit fees                               $ 480,000   $   718,208
     Audit related fees (1)                     257,000       859,000
                                              ---------    -----------
          Audit and audit related fees          737,000     1,577,208

     Tax fees (2)                               119,000       283,190
     All other fees                                  --            --
                                              ---------   ------------
          Total fees                          $ 856,000   $ 1,860,398
                                              =========   ============

 (1) Audit related fees for 2004 consisted principally of fees for audits of financial statements of certain employee benefit plans, fees for the audit of the Company's filing of Form S-3 Registration Statement, and fees related to the acquisitions of PRC Laser Corporation and Lee Laser, Inc. Audit related fees for 2005 consisted principally of fees for
     Section 404 certification required by the Sarbanes Oxley Act of 2002.

(2) Tax fees consisted of fees for tax consultation and tax compliance services.

The Audit Committee pre-approves all audit and permitted non-audit services provided by the independent auditors prior to the commencement of services. Mr. Smoke, the Audit Committee Chairman, has the delegated authority to pre-approve such services and these pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting. During fiscal year 2005 and 2004, the Audit Committee pre-approved 100% of the total fees to KPMG LLP.

Recommendation of the Board of Directors Concerning the Election of Independent Public Accountants

The Board recommends a vote FOR ratification of the appointment of KPMG LLP as the Company's independent registered public accountants for the current fiscal year.


                          EXPENSES OF SOLICITATION

All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will request brokerage houses, custodians, fiduciaries and nominees to forward proxy materials to their principals and will reimburse them for their reasonable expenses in doing so. The Company expects to retain assistance in proxy solicitation, the expenses for which are not expected to exceed $50,000. Solicitation may also be undertaken by mail, telephone and personal contact by directors, officers and employees of the Company without additional compensation.

The Bank of New York, the Company's transfer agent and registrar, will receive and tabulate proxies.

                           STOCKHOLDERS' PROPOSALS

Proposals of stockholders intended to be presented at the 2007 Annual Meeting of Stockholders must be received by the Company on or before Friday, September 29, 2006, to be eligible for inclusion in the Company's proxy statement and proxy relating to that meeting.

Under the Company's Certificate of Incorporation and By-Laws, stockholders desiring to nominate persons for election as directors or bring other business before the annual meeting must deliver or mail a notice to the Secretary that must be received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting is mailed or such public disclosure of the date of the annual meeting is made, whichever first occurs. Stockholders' notices must contain the specific information set forth in the Certificate of Incorporation and the By-Laws. Stockholders will be furnished a copy of the Company's Certificate of Incorporation and By-Laws without charge upon written request to the Secretary of the Company.

                         HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding", potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company's stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. You may also direct your written request for a separate proxy statement and annual report to: Investor Relations, Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, MI 48170 or contact Cindy Denis at (734) 416-0206. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

                              OTHER INFORMATION

The Company knows of no other matters which will be presented for consideration at the Annual Meeting. If any other matters or proposals properly come before the meeting, including voting for the election of any person as a director in place of a nominee named herein who becomes unable to serve or for good cause will not serve, and voting on proposals omitted from the proxy statement pursuant to the rules of the Securities and Exchange Commission, it is intended that proxies received will be voted in accordance with the discretion of the proxy holders.

The Annual Report to Stockholders for the fiscal year ended September 30, 2005, which includes financial statements, is enclosed. The Annual Report does not form any part of the material for the solicitation of proxies.

Any stockholder who desires a copy of the Company's 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission may obtain a copy (excluding exhibits) without charge by addressing a written request to the Secretary, Rofin-Sinar Technologies Inc., 40984 Concept Drive, Plymouth, Michigan 48170.
                                      By Order of the Board of Directors


                                      /S/ Peter Wirth
                                      ---------------------------
                                      Peter Wirth
                                      Chairman of the Board

Plymouth, Michigan
January 27, 2006

                     ROFIN-SINAR TECHNOLOGIES INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter Wirth and Cindy Denis as Proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the Common Shares of Rofin-Sinar Technologies Inc. which the undersigned is entitled to vote at the Annual Meeting to be held on March 16, 2006 or any adjournment thereof.

This proxy will be voted as directed. If no direction is indicated, this proxy will be voted FOR proposals 1, 2 and 3.


1.  Election of Directors:
    For Election to Term Expiring in 2009:  Gunther Braun and
    Ralph E. Reins

    / / For         / / Withheld        / / Exceptions *


    * Exceptions
                 -----------------------

    To vote your shares for all director nominees, mark the "For" box on item 1.  To withhold voting for all nominees, mark the "Withheld" box.
    If you do not wish your shares voted "For" a particular nominee, mark the "Exceptions" box and enter the name(s) of the exception(s) in the space provided.


2. Proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accountants for the fiscal year ending September 30, 2006.

    / / For         / / Against         / / Abstain


3. In their discretion, the Proxies are authorized to vote upon such other further business, if any, as lawfully may be brought before the meeting.